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                                                                   Exhibit 24(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of Martin Marietta Materials, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.







                                                   Ernst & Young LLP

May 20, 1999